UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-172205	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 10, 2011, American Realty Capital Properties, Inc. (the “Company”) closed its acquisition of a fee simple interest in 20 freestanding, single-story Dollar General retail stores located in Missouri (Ellsinore, Lilbourn, Steele, Qulin, Strafford, Hallsville, Carterville, Lawson, Ash Grove, Bernie, Clarkton, Ashland, Diamond, Bloomfield and Appleton City), Oklahoma (Commerce), Illinois (Jonesboro), and Arkansas (Bella Vista, Carlisle and Green Forest), at an aggregate contract purchase price of approximately $10.0 million, excluding closing costs. The Company acquired the properties through indirect wholly-owned subsidiaries of its operating partnership. The seller of the properties is RBA Investments, LLC. The seller does not have a material relationship with the Company and the acquisitions were not affiliated transactions. The Company previously filed the purchase and sale agreement that it entered into in connection with these properties as an exhibit to its Registration Statement on Form S-11 (Registration No. 333-176952).  The purchase and sale agreement related to 21 Dollar General retail stores, one of which the Company decided not to acquire, without any penalty to the Company, after completing its due diligence review.

Each of the tenants of the properties is a wholly-owned subsidiary of Dollar General Corporation (NYSE: DG) and all of the leases are guaranteed by Dollar General Corporation. The properties total approximately 176,800 rentable square feet. Based on the aggregate annualized straight line rents, 59.6% of the leases for the properties have a 10-year term, 40.4% of the leases for the properties have a 15-year term, and the weighted average remaining term of all leases is approximately 7.8 years.  Based on the aggregate annualized straight line rents, 9.1% of these leases have one five-year renewal option; 26.9% of these leases have two five-year renewal options; 7.8% of these leases have three five-year renewal options; 15.0% of these leases have four five-year renewal options; and 41.2% of these leases have five five-year renewal options. 29.6% of these leases have rent escalations of 3.0% in the eleventh year of their respective terms. The aggregate annualized straight line rents total approximately $964,800, or an average of approximately $5.46 per rentable square foot.

The following table provides, for each of the properties, information relating to tenants, sellers, lease commencement and termination dates, amount of lease term remaining, approximate rentable square footage and approximate annualized rental income.

Tenant	Location	Lease Commencement Date	Lease Termination Date	Lease Term Remaining (Years)	Approximate Rentable Square Footage	Approximate Annualized Straight Line Income
Dolgencorp, LLC	Ellsinore, MO	August 2010	August 2025	13.8	9,100	$72,000
Dolgencorp, LLC	Lilbourn, MO	July 2010	July 2025	13.8	9,100	$72,000
Dolgencorp, LLC	Steele, MO	October 2009	October 2024	13.1	9,100	$73,000
Dolgencorp, LLC	Qulin, MO	September 2009	September 2024	12.9	9,000	$71,000
Dolgencorp, LLC	Strafford, MO	April 2009	April 2019	7.5	9,000	$64,000
Dolgencorp, Inc.	Hallsville, MO	October 2003	September 2018	7.0	8,100	$38,000
Dolgencorp, Inc.	Carterville, MO	September 2003	August 2018	6.8	8,100	$28,000
Dolgencorp, Inc.	Lawson, MO	June 2003	May 2018	6.7	8,100	$35,000
Dolgencorp, Inc.	Ash Grove, MO	January 2007	January 2018	6.2	9,000	$45,000
Dolgencorp, Inc.	Bernie, MO	November 2007	November 2017	6.1	9,000	$45,000
Dolgencorp, Inc.	Clarkton, MO	November 2007	November 2017	6.1	9,000	$48,000
DG Retail, LLC	Jonesboro, IL	May 2007	April 2017	5.5	9,000	$49,000
Dolgencorp, Inc.	Commerce, OK	April 2006	March 2016	4.4	9,000	$48,000
Dolgencorp, Inc.	Ashland, MO	December 2006	November 2016	5.0	9,000	$58,800
Dolgencorp, Inc.	Diamond, MO	November 2005	October 2015	4.0	9,000	$33,000
Dolgencorp, Inc.	Bella Vista, AR	October 2005	September 2015	3.9	9,200	$52,000
Dolgencorp, Inc.	Carlisle, AR	August 2005	July 2015	3.7	9,000	$33,000
Dolgencorp, Inc.	Green Forest, AR	July 2005	June 2015	3.7	9,000	$43,000
Dolgencorp, Inc.	Bloomfield, MO	April 2005	May 2015	3.6	9,000	$32,000
Dolgencorp, Inc.	Appleton City, MO	April 2004	March 2014	2.4	8,000	$25,000

The Company funded the acquisition of these properties, exclusive of closing costs, with proceeds from the sale of its common stock pursuant to its recently completed secondary offering.  The Company may seek to obtain financing on the properties post-closing.  However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, or at all.

Dollar General Corporation is the largest small-box discount retailer in the U.S. Dollar General Corporation’s stores offer convenience and value to customers, by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items.

Item 8.01. Other Events.

The Company’s charter contains restrictions on the ownership and transfer of shares of its common stock and other outstanding shares of stock. The relevant sections of the Company’s charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% in value of the aggregate of the Company’s outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the Company’s shares of stock; these limitations are referred to herein as the “ownership limits.” The Company’s board of directors granted American Realty Capital II, LLC (the “Sponsor”), the Company’s sponsor, an exemption from these ownership limits, effective as of January 1, 2011, the date the Company closed its initial public offering (the “IPO”), in connection with the Sponsor’s purchase of shares of the Company’s common stock in the IPO. In addition, consistent with the Company’s charter, on November 9, 2011, the Company’s board of directors (1) increased the ownership limits as they apply to the Sponsor and its affiliates to no more than 31.0%, and further limited the ownership limits as they apply to everyone else to no more than 4.5%, in value of the aggregate of the Company’s outstanding shares of stock and in value or in number of shares, whichever is more restrictive, of any class or series of the Company’s shares of stock, with respect to shares owned on or prior to November 2, 2011, and (2) increased the ownership limits as they apply to the Sponsor and its affiliates to no more than 28.0%, and further limited the ownership limits as they apply to everyone else to no more than 5.25%, in value of the aggregate of the Company’s outstanding shares of stock and in value or in number of shares, whichever is more restrictive, of any class or series of the Company’s shares of stock, with respect to shares owned on and after November 3, 2011.

Item 9.01.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the parent guarantor to the lessees of the properties described under Item 2.01 of this Current Report on Form 8-K.

Dollar General Corporation currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding Dollar General Corporation was taken from such filings:

		Year Ended
(Amounts in Thousands)	Six Months Ended July 29, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Statements of Income
Net sales	$7,026,891	$13,035,000	$11,796,380	$10,457,668
Operating profit	671,647	1,274,065	953,258	580,486
Net income	303,011	627,857	339,442	108,182

	July 29, 2011 (Unaudited)	January 28, 2011 (Audited)	January 29, 2010 (Audited)	January 30, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$9,529,103	$9,546,222	$8,863,519	$8,889,199
Long-term obligations	2,779,408	3,287,070	3,399,715	4,122,956
Total liabilities	5,155,539	5,491,743	5,473,221	6,057,504
Total shareholders’ equity	4,373,564	4,054,479	3,390,298	2,831,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITALPROPERTIES, INC.

November 15, 2011	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors